UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas	333-138338	48-0817298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive offices, including Zip Code)

(913) 327-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 8, 2011, NPC International, Inc. (the “Company”) issued a press release announcing that it and its two subsidiaries, NPC Operating Company A, Inc. and NPC Operating Company B, Inc. have priced a private offering of $190 million aggregate principal amount of senior notes due 2020 (“Notes”). The Notes will be guaranteed by the Company’s parent company, NPC Acquisition Holdings, LLC. The Company hereby furnishes the information set forth in the press release issued on December 8, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as and when expressly set forth by such specific reference in such filing. This Form 8-K does not constitute an offer to sell or solicitation of an offer to buy any security. By filing this report and furnishing the information set forth herein and in Exhibit 99.1, the Company makes no admission as to the materiality of any such information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

/s/ Troy D. Cook
Date: December 8, 2011	Name:	Troy D. Cook
	Title:	Executive Vice President–Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 8, 2011.